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                                                                   EXHIBIT 10.17

                                PROMISSORY NOTE
                        (Installment Note - Short Form)


         FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of ED GOBER, the sum of FIFTEEN THOUSAND SEVEN HUNDRED DOLLARS AND no/00 --- (15,700.00) DOLLARS, USD, together with interest thereon at the rate of 10% per annum on any unpaid balance.

         Said sum, inclusive of interest, shall be paid in (monthly) installments of $1000.00 each, with a first payment due 4/29/99, and a like amount on the same day of each (month/week) thereafter until the full amount if this note and accrued interest shall be fully paid. All payments shall be first applied to accrued interest and the balance to principal. The undersigned reserves the right to prepay this note in whole or in part without penalty.

         This note shall be fully payable upon demand of any holder in the event the undersigned shall default in making any payments due under this note within 10 days of its due date.

         In the event of any default, the undersigned agree to pay all reasonable attorney fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforce in accordance with the laws of the payee's state.

         THIS NOTE IS EXECUTED AS PURCHASE PRICE FOR EQUIPMENT DESCRIBED ON ATTACHED BILL OF SALE.

Dated:

                                      Basic Technologies, Inc.

                                      /s/ B. WALKER
                                      ------------------------
                                      B. WALKER, AUTH. OFFICER